ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of December 30, 2016, is by and among each of Randall D. Satin and Lawrence Merson (each, a “Seller” and, collectively, the “Sellers”); Tarsier Ltd., a Delaware corporation ( “Buyer”); and Westerman Ball Ederer Miller & Sharfstein, LLP and its agents (“Westerman Ball” or the “Escrow Agent”). Reference is made to that certain Stock Purchase Agreement dated as of December 30, 2016 (the “Purchase Agreement”) by and between Sellers and Buyer. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in the Purchase Agreement, Sellers are selling to Purchaser the Target Shares;

WHEREAS, as part of the transactions contemplated by the Purchase Agreement, Purchaser is delivering to Escrow Agent the Buyer Shares to be held and released pursuant to the provisions of this Agreement;

WHEREAS, Westerman Ball has agreed to act as escrow agent for such purpose in accordance with the terms set forth below;

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. On the date hereof, Purchaser shall deposit Six Hundred Thousand and 00/100 (600,000.00) shares of Purchaser’s common stock (such shares are hereinafter referred to as the “Escrowed Shares”) with the Escrow Agent. The Escrowed Shares shall be distributed by the Escrow Agent as directed by the joint written instructions of Sellers and Buyer to the Escrow Agent, which joint written instructions shall be delivered by Sellers and Buyer pursuant to and in accordance with the provisions of Section 5(l) of the Purchase Agreement.

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2. Sellers and Buyer, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against all liability, claim, loss, cost, expense or damage (including without limitation attorneys’ fees) arising out of the performance of its duties hereunder except for those matters arising out of the Escrow Agent’s gross negligence or willful misconduct. The fact that Escrow Agent is the attorney for Buyer shall not disqualify Escrow Agent from representing Buyer in any dispute between the parties hereto or otherwise. If any disagreement should arise as to the disposition of the Escrowed Shares, the Escrow Agent may retain the Escrowed Shares or deposit the Escrowed Shares with a court of competent jurisdiction to await determination or an accord and mutual written agreement of Sellers and Buyer with respect to the disposition of the Escrowed Shares. If the Escrowed Shares are deposited with a court of competent jurisdiction, the Escrow Agent shall have no further obligation under this Agreement.

3. The duties of Escrow Agent are subject to the following provisions that are expressly approved by Sellers and Buyer: (i) Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner for the sufficiency or accuracy of the form, execution or validity or any documents delivered to Escrow Agent hereunder or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document. Escrow Agent’s duties hereunder are limited to those expressly set forth herein with respect to Escrow Agent’s receipt of the Escrowed Shares and the delivery of the same in accordance herewith, (ii) Escrow Agent shall not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by Escrow Agent’s willful misconduct or gross negligence, and (iii) Escrow Agent shall have no obligation with respect to the Escrowed Shares until the physical stock certificates representing the same have been received by Escrow Agent. Escrow Agent is authorized to rely on any document believed by Escrow Agent to be authentic in making any delivery of the Escrowed Shares hereunder.

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4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

5. All notices, requests, demands, claims and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and in each case addressed to the intended recipient as set forth below.

To Westerman Ball:	Westerman Ball Ederer Miller Zucker & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attention: Alan C. Ederer, Esq.

To Sellers:	Mr. Randall D. Satin
9 Tyler Road
Scarsdale, NY 10583

And:	Mr. Lawrence Merson
132 Saxon Woods Road
Scarsdale, NY 10583

To Buyer:	Tarsier Ltd.
475 Park Avenue, 30th Floor
New York, NY 10016
Attn: Mr. Isaac Sutton

With a copy to:	Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Attention: Alan C. Ederer, Esq.

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Any party may change the foregoing notice address by sending written notice of such change as provided above.

6. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior written agreements and negotiations and oral understandings, if any, relating to the subject matter hereof and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all of the parties hereto.

7. This Agreement may be executed in any number of counterparts and with counterpart signature pages delivered via facsimile or other electronic transmission, and each such counterpart and counterpart signature page shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above-written.

BUYER:

TARSIER LTD.,
a Delaware corporation

By:	/s/ Isaac Sutton
Name:	Isaac Sutton
Title:	President

SELLERS:

/s/ Randall D. Satin
Mr. Randall D. Satin,
an individual

/s/ Lawrence Merson
Mr. Lawrence Merson,
an individual

ESCROW AGENT:

Westerman Ball Ederer Miller Zucker & Sharfstein, LLP

By:	/s/ Alan C. Ederer
Name:	Alan C. Ederer
Title:	Partner

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